UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007, the Board of Directors of MEDecision, Inc., a Pennsylvania corporation (the “Company”), approved amendments to the Amended and Restated Articles of Incorporation of the Company (the “Articles”) and the Second Amended and Restated Bylaws of the Company (the “Bylaws”), in each case to allow for the issuance and transfer of both certificated and uncertificated shares of the Company’s stock.  The amendments, effective December 17, 2007, were adopted in response to Rule 4350(l) of the Nasdaq Stock Market that requires Nasdaq-listed companies to be eligible for the Direct Registration System by January 1, 2008.  The Direct Registration System permits an investor’s ownership of shares of the Company’s capital stock to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate and allows shares of our capital stock to be transferred between our transfer agent and broker electronically.  The new rule does not require issuers to actually participate in the Direct Registration System or to eliminate physical stock certificates.  However, listed securities must be “eligible” for such a system.  Accordingly, the amendments clarify that the Company may issue or transfer shares of common stock without certificates as provided under Pennsylvania law.

The foregoing description of the amendments to the Articles and the Bylaws of the Company is qualified in its entirety by reference to the full text of the Articles and the Bylaws of the Company (effective December 17, 2007), copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report on Form 8-K:

3.1 Amended and Restated Articles of Incorporation of MEDecision, Inc., as amended effective December 17, 2007
3.2 Second Amended and Restated Bylaws of MEDecision, Inc., as amended effective December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: December 20, 2007	By:	/s/ Carl E. Smith
Name: Carl E. Smith Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of MEDecision, Inc., as amended effective December 17, 2007
3.2	Second Amended and Restated Bylaws of MEDecision, Inc., as amended effective December 17, 2007